UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2004

LSI LOGIC CORPORATION

(A Delaware Corporation)

Delaware (State or other jurisdiction of incorporation or organization)	0-11674 (Commission File Number)	94-2712976 (IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 433-8000

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01. Entry into a Material Definitive Agreement

On October 29, 2004, the Compensation Committee of the Board of Directors of Engenio Information Technologies, Inc. (“Engenio”), a majority-owned subsidiary of LSI Logic Corporation (“LSI Logic” or the “Registrant”) approved, by unanimous written consent, the grant of non-qualified stock options to Thomas Georgens, Engenio’s Chief Executive Officer and an executive officer of LSI Logic. The grant was made under Engenio’s 2004 Amended and Restated Equity Incentive Plan. A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by this reference. Mr. Georgens was granted options to purchase 200,000 shares of Engenio’s Class A common stock at a price of $6.00 per share pursuant to the Engenio 2004 Equity Incentive Plan Nonqualified Stock Option Agreement (a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by this reference) and the Notice of Grant under Engenio Information Technologies, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement (the form of which is attached hereto as Exhibit 10.3 and incorporated herein by this reference). The vesting schedule for these stock options is set at twenty-five percent (25%) on each anniversary of the grant date. If not exercised, these stock options will expire seven (7) years from the date of grant.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit	Description
10.1	Engenio Information Technologies, Inc. Amended and Restated 2004 Equity Incentive Plan.

10.2	Engenio Information Technologies, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement.

10.3	Form of Notice of Grant under Engenio Information Technologies, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION a Delaware Corporation
Dated: November 4, 2004	By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Engenio Information Technologies, Inc. Amended and Restated 2004 Equity Incentive Plan.

10.2	Engenio Information Technologies, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement.

10.3	Form of Notice of Grant under Engenio Information Technologies, Inc. 2004 Equity Incentive Plan Nonqualified Stock Option Agreement.